UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  October 26, 2015

PARAMOUNT GOLD NEVADA CORP.

(Exact name of registrant as specified in its charter)

Nevada

(State or Other Jurisdiction of Incorporation)

001-36908	98-0138393
(Commission File Number)	(IRS Employer Identification No.)

665 Anderson Street

Winnemucca, Nevada

89445

(Address of Principal Executive Offices)

(775) 625-3600

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 26, 2015, Paramount Gold Nevada Corp. (the “Company”) entered into a written Employment Agreement with Glen Van Treek, its current President, providing an annual base salary of $160,000 along with a provision for cash bonuses and equity incentives on a periodic basis at the discretion of the Board of Directors.  Mr. Van Treek is also entitled to the following:  (i) if employment is terminated by the Company other than for just cause, disability or death or is terminated by the Mr. Van Treek for Good Reason, an amount equal to two times the annual salary plus two times the average annual bonus paid to Mr. Van Treek in the previous two years, and (ii) if employment is terminated by the Company as a result of a change of control and amount equal to two times the annual salary plus two times the average annual bonus paid.to Mr. Van Treek in the previous two years, and (iii) that immediately prior to a change of control, the Company may pay an additional discretionary bonus to Mr. Van Treek.  The additional discretionary bonus may be any amount and shall be determined by the Board of Directors in their sole and absolute discretion.

In connection with the execution of the Employment Agreement with Mr. Van Treek was appointed as the Company’s Chief Executive Officer.

Mr. Van Treek has been the President and a director of Paramount Gold Nevada Corp. since February 2015. He was formerly the Chief Operating Officer and V.P. Exploration of Paramount Gold and Silver Corp and served in this role from January 2011 through the April 2015 merger with Coeur Mining, Inc. He has over 25 years of progressive global experience in all stages of mineral exploration. Prior to joining Paramount, for ten years he held various senior positions at Teck Resources Ltd. and most recently he managed the production geology, resource modeling and exploration programs at Teck’s Quebrada Blanca mine in Chile. Prior to his experience at Teck, Mr. Van Treek held positions with Placer Dome and other junior exploration companies. He is a graduate geologist from the University of Chile.

On October 26, 2015, Paramount Gold Nevada Corp. (the “Company”) entered into a written Employment Agreement with Carlo Buffone, its current Chief Financial Officer, providing an annual base salary of $160,000 along with a provision for cash bonuses and equity incentives on a periodic basis at the discretion of the Board of Directors.  Mr. Buffone is also entitled to the following:  (i) if employment is terminated by the Company other than for just cause, disability or death or is terminated by the Mr. Buffone for Good Reason, an amount equal to two times the annual salary plus two times the average annual bonus paid to Mr. Buffone in the previous two years, and (ii) if employment is terminated by the Company as a result of a change of control and amount equal to two times the annual salary plus two times the average annual bonus paid to Mr. Buffone in the previous two years, and (iii) that immediately prior to a change of control, the Company may pay an additional discretionary bonus to Mr. Buffone.  The additional discretionary bonus may be any amount and shall be determined by the Board of Directors in their sole and absolute discretion.

The foregoing description of the material terms of the foregoing employment agreements does not purport to be complete and is qualified in its entirety by reference to the relevant exhibits. A copy of the Employment Agreements for Mr. Van Treek and Mr. Buffone are attached as Exhibits 10.1 and 10.2 respectively.

Item 9.01.Financial Statements and Exhibits.

(d)List of Exhibits

Exhibit Number	Description

Exhibit 10.1*	Employment Agreement Glen Van Treek dated October 26, 2015
Exhibit 10.2*	Employment Agreement Carlo Buffone dated October 26, 2015

*	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARAMOUNT GOLD NEVADA CORP.

Date: October 26, 2015	By:	/s/ Carlo Buffone
Carlo Buffone
Chief Financial Officer

Exhibit Index

Exhibit Number	Description

Exhibit 10.1*	Employment Agreement Glen Van Treek dated October 26, 2015
Exhibit 10.2*	Employment Agreement Carlo Buffone dated October 26, 2015

*	Filed herewith